EXHIBIT -3.11
CERTIFICATE OF INCORPORATION
OF
INLAND STEEL MINING COMPANY
-0-0-0-
FIRST. The name of the corporation is
INLAND STEEL MINING COMPANY
SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.
THIRD. The nature of the business or purposes to be conducted or promoted by the corporation shall be to hold, lease, explore, develop, deal in, buy, sell and otherwise acquire and dispose of mines, mining claims, minerals and mineral rights, timber and timber rights, and any other interest or interests in real property whatsoever; to mine, extract, treat, produce, work, smelt, convert, process, transport, sell and otherwise dispose of ores, metals and minerals; to construct, lease, purchase or otherwise acquire and to maintain and operate any buildings, plants, tools, machinery and other facilities required or desirable for the purpose of doing or performing any of the foregoing activities; and, generally, to conduct any lawful business, execute any lawful purpose or power, and engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time.
FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000) shares, all of which shares shall be without par value.
FIFTH. The name and mailing address of each incorporator is as follows:

Name	Mailing Address

B. A. Pennington	100 West Tenth Street Wilmington,
Delaware 19801

G. J. Coyle	100 West Tenth Street Wilmington, Delaware 19801

R. F. Andrews	100 West Tenth Street
Wilmington, Delaware 19801
SIXTH. The corporation is to have perpetual existence.
SEVENTH. The board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

EIGHTH. The books of the corporation (subject to the applicable provisions of any Delaware statute) may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Unless the by-laws of the corporation shall so provide, elections of directors need not be by written ballot.
NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 9th day of September, 1974.

B.A. Pennington

G. J. Coyle

R. F. Andrews

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
INLAND STEEL MINING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST. That the Board of Directors of INLAND STEEL MINING COMPANY, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
FIRST. The name of the corporation is
ISPAT INLAND MINING COMPANY.
SECOND. That thereafter, pursuant to the resolution of its Board of Directors, upon written waiver of notice, and by written consent of the sole stockholder of the corporation, the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said INLAND STEEL MINING COMPANY has caused this certificate to be signed by Michael G. Rippey, its President, and attested by Edward C. McCarthy, its Secretary, this 2nd day of November, 1998.

By:	/s/ Peter D. Southwick
Peter D. Southwick
President

ATTEST:
By:	/s/ Edward C. McCarthy
Edward C. McCarthy
Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ISPAT INLAND MINING COMPANY
     Ispat Inland Mining Company (the “Corporation”), a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.
     RESOLVED, that the Corporation’s Certificate of Incorporation be amended so that Article FIRST thereof shall read in its entirety as follows:
          FIRST: The name of the Corporation is:
Mittal Steel USA — Minorca Mine Inc.
     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 31st day of May, 2006.

ISPAT INLAND MINING COMPANY

By:	/s/ Marc R. Jeske

Name: Marc R. Jeske
Title: Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MITTAL STEEL USA-MINORCA MINE INC.
     Mittal Steel USA-Minorca Mine Inc. (the “Corporation”), a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.
     RESOLVED, that the Corporation’s Certificate of Incorporation be amended so that Article FIRST thereof shall read in its entirety as follows:
          FIRST: The name of the Corporation is:
ArcelorMittal Minorca Mine Inc.
     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 17 day of September, 2007.

MITTAL	STEEL USA-MINORCA MINE INC.

By:	/s/ Marc R. Jeske

Name: Marc R. Jeske
Title: Secretary